MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding between Q Comm, Inc. ("Q Comm"), and WGR LTD ("WGR") is for the purpose of documenting the terms and conditions of services to be provided by Q Comm to WGR. In general, such services relate to the delivery and operation of "Qxpress(TM)" terminals and data base software to be provided by Q Comm. This Memorandum of Understanding is intended to be an interim document; a final contract must be signed by both parties before the agreement can be initiated. The following is an outline of such terms and conditions.

1. Terms
   -----
     1.1 Five (5) year exclusive distribution agreement for deployment in the U.K. and other countries TBD. Each target represents the number of installed units per period. If at any time installed units fall below the target, exclusivity is terminated. However, Q Comm is willing to support current terminals at the time of exclusivity termination and all additionally installed terminals in the same manner as termination. At the completion of the five year exclusive agreement and if the minimum installed unit targets have been met, an extension to that agreement will be negotiated by the parties with terms set forth at that time.
     1.2 Exclusivity Table will be based on each country with a quarterly qualification:
     1.3  Prices are F.O.B. Utah.
     1.4 In the event of non-performance on either party, the agreement may be canceled 30 days after notification.

2. Payment
   -------
     2.1 Qxpress terminal orders require a 50% deposit secured by letter of credit. Balance due upon transfer of shipment from Q Comm.
     2.2 An irrevocable letter of credit will established for the benefit of Q Comm and will remain in place for the duration of the agreement. The letter of credit may be accessed in the event of default for transaction fee payments. The amount of the letter of credit will be established as the greater of $10,000 or one-week's average transaction processing fees.
     2.3  Payment in U.S.D

3.Warranty
  --------
     3.1 Ninety (90) day warranty covering parts and labor, excluding failure resulting from abuse.
     3.2  F.O.B destination.
     3.3 The above warranty period may be extended to one year at a cost of $22 per terminal, paid at the time of terminal delivery.

4. Terminal
   --------
     4.1 Terminals will be configured to have screen display in language of choice.
     4.2 Terminals will display the name and logo of Q Comm unless a private label agreement is reached between the parties.
     4.3  Private label cards are available.
     4.4 Cards for use in terminals may be provided by Q Comm subject to consideration.
     4.5 Terminals will be ready for shipment to WGR approximately 60 days after receipt by Q Comm of this agreement.


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5. Hardware Pricing
   ----------------
     5.1 All exchanges of monies between WGR and Q Comm will be in the form of United States Dollars ("USD"). The Qxpress(TM) hardware pricing schedules are subject to change with a thirty (30) day written notice and will be determined based on volume by country.

6. DataCenter
   ----------
     6.1  Software Suite:
          a.   Database and Database interface module
          b.   Card-back design module
          c.   Terminal programming module
     6.2 Non-transferable site license to use Q Comm's enterprise data base software will be granted. Hardware requirements, terminal communication configuration, and user manuals are included in the site license.
     6.3  All documentation of such software will be in English.
     6.4 Q Comm has no liability for the use of its software or terminals or for products sold other than as expressly provided in the final agreement.
     6.5  Q Comm will enable all Qxpress(TM)units to call a WGR server of choice

7. Reporting
   ---------
     7.1 Three standard reports will be provided by Q Comm; Merchant, Broker, Operator/Carrier.
     7.2  Custom report creation available.

8. Training
   --------
     8.1  Training and data base support is available TBD.
     8.2  Custom software is available for consideration.

9. Transaction Fees
   ----------------
     9.1  Transaction processing will apply dependent on transaction volume.
     9.2  Funds transfer services may apply dependent on transaction volume.

          Transaction Fee
          Weekly/Volume Tiers

                            0-1k         TBD
                            1-3k         TBD
                            3-5k         TBD
                           5-10k         TBD
                          10-15k         TBD
                          15-25k         TBD
                             25k         TBD

10. Communication
    -------------
     10.1 Within two weeks of the signing of this memorandum of understanding Q Comm will distribute a press release regarding this agreement.



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Stephen C. Flaherty                           Peter Holmes

President                                     Managing Director
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Date January 16, 2002                         Date January 16, 2002